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                                                                   EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our Firm under the caption ""Experts'' in the Registration Statement on Form S-3 and related Prospectus of Omnicare, Inc. for the registration of 676,056 shares of its common stock and to the incorporation by reference therein, of our report dated March 19, 1997 with respect to the consolidated financial statements and schedule of American Medserve Corporation included in its Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                      /s/Ernst & Young LLP

Chicago, Illinois
November 21, 1997


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